Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Announces Extension of Stock Repurchase Program

(FAIRMONT, W.Va.) August 19, 2020 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial” or “MVB”) today announced the approval to extend the current stock repurchase program.

Under the extended program, MVB is authorized to repurchase up to $5 million of its outstanding shares of common stock over the next 12 months or until such time as the aggregate authorized share repurchases are completed, whichever date comes first. The extended stock repurchase program does not require MVB to repurchase any specified number of shares of its common stock, and it may be discontinued, suspended, or restarted at any time at MVB’s discretion.

Currently, the Company has approximately 12.1 million shares of common stock issued and 12.0 million shares of common stock outstanding. The shares authorized for repurchase under the extended program represent approximately 3.05% of the company’s issued shares and 3.07% of the company’s outstanding shares of common stock. Through the previously announced stock repurchase program, the Company repurchased 49,100 shares of common stock through July 31, 2020.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Community Development Corporation, Chartwell Compliance and Paladin, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit http://ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; inability to achieve anticipated synergies; ability to successfully integrate recent mergers and acquisitions, including First State and Summit; competition; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.